Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-137143) of our report dated June 20, 2024, with respect to the financial statements and supplemental schedule of Hanesbrands Inc. Retirement Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ Forvis Mazars, LLP
Winston-Salem, North Carolina
June 20, 2024